As filed with the Securities and Exchange Commission on July 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AMGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	95-3540776
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Amgen Center Drive
Thousand Oaks, California 91320-1789
(805) 447-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Amgen Inc. Amended and Restated 1993 Equity Incentive Plan (formerly known as the Immunex Corporation 1993 Stock Option Plan)
Amgen Inc. Amended and Restated 1999 Equity Incentive Plan (formerly known as the Immunex Corporation 1999 Stock Option Plan)
Amgen Inc. Amended and Restated 1999 Employee Stock Purchase Plan (formerly known as the Immunex Corporation 1999 Employee Stock Purchase Plan)
Immunex Corporation Stock Option Plan for Nonemployee Directors
Amgen Inc. Profit Sharing 401(k) Plan and Trust (formerly known as the
Immunex Corporation Profit Sharing 401(k) Plan and Trust)
(Full title of the Plans)

Steven M. Odre, Esq.
Senior Vice President, General Counsel and Secretary
One Amgen Center Drive
Thousand Oaks, California 91320-1789
(805) 447-1000
(Name, Address, Including Zip Code, and Telephone number, Including
Area Code, of Agent for Service)

Copies to:

Gary Olson, Esq.
Charles Ruck, Esq.
Latham & Watkins
633 West Fifth Street, Suite 4000
Los Angeles, California 90071-2007
(213) 485-1234

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $.0001 per share, and associated preferred share	17,670,297	$32.17	$568,453,454.49	$52,297,72
purchase rights(4)	22,429,399	$23.58	$528,885,228.42	$48,657.44

Total	40,099,696		$1,097,338,682.91	$100,955.16

(1)
40,099,696 shares of Common Stock, par value $.0001 per share, of Amgen Inc., a Delaware corporation (“Shares”), are being registered hereunder. Such number of Shares represents the aggregate number of Shares issuable (i) pursuant to various equity plans of Immunex Corporation (“Immunex”), which plans are being assumed by Amgen Inc. (the “Company”) in connection with the merger of AMS Acquisition Inc. (“AMS”), a wholly owned subsidiary of the Company, with Immunex (the “Merger”), or (ii) under the Amgen Inc. Profit Sharing 401(k) Plan and Trust (formerly known as the Immunex Corporation Profit Sharing 401(k) Plan and Trust). The number of Shares subject to outstanding awards or rights under the plans as of the closing of the Merger has been calculated pursuant to exchange ratios set forth in the Amended and Restated Agreement and Plan of Merger dated as of December 16, 2001, by and between the Company, AMS, and Immunex, as amended by that certain First Amendment to Amended and Restated Agreement and Plan of Merger dated as of July 15, 2002, and as further amended from time to time (the “Merger Agreement”). The conversion of Shares available under the assumed equity plans but not subject to awards outstanding as of the closing of the Merger has been calculated based on a ratio determined by the Company in accordance with the terms of the plans. The Shares consist of: (A) 18,529,954 Shares issuable under the Amgen Inc. Amended and Restated 1993 Equity Incentive Plan (formerly known as the Immunex Corporation 1993 Stock Option Plan); (B) 19,274,402 Shares issuable under the Amgen Inc. Amended and Restated 1999 Equity Incentive Plan (formerly known as the Immunex Corporation 1999 Stock Option Plan); (C) 1,298,005 Shares issuable under the Amgen Inc. Amended and Restated 1999 Employee Stock Purchase Plan (formerly known as the Immunex Corporation 1999 Employee Stock Purchase Plan); (D) 347,880 Shares issuable under the Immunex Corporation Stock Option Plan for Nonemployee Directors, as amended; and (E) 649,455 Shares issuable under the Amgen Inc. Profit Sharing 401(k) Plan and Trust (formerly known as the Immunex Corporation Profit Sharing 401(k) Plan and Trust). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount registered hereunder includes an indeterminate number of Shares that may be issued in accordance with the provisions of such plans in connection with any anti-dilution provisions or in the event of any change in the outstanding Shares, including a stock dividend or stock split. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amgen Inc. Profit Sharing 401(k) Plan and Trust (formerly known as the Immunex Corporation Profit Sharing 401(k) Plan and Trust) described herein.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act, based upon: (A) the average of the high and low prices of the Company’s Shares as reported on the Nasdaq National Market on July 15, 2002 ($32.17) for 17,670,297 Shares, consisting of (i) 1,358,285 Shares available for issuance pursuant to future awards under the Amgen Inc. Amended and Restated 1993 Equity Incentive Plan (formerly known as the Immunex Corporation 1993 Stock Option Plan); (ii) 14,364,552 Shares available for issuance pursuant to future awards under the Amgen Inc. Amended and Restated 1999 Equity Incentive Plan (formerly known as the Immunex Corporation 1999 Stock Option Plan); (iii) 1,298,005 Shares issuable under the Amgen Inc. Amended and Restated 1999 Employee Stock Purchase Plan (formerly known as the Immunex Corporation 1999 Employee Stock Purchase Plan); and (iv) 649,455 Shares issuable under the Amgen Inc. Profit Sharing 401(k) Plan and Trust (formerly known as the Immunex Corporation Profit Sharing 401(k) Plan and Trust); and (B) the weighted average exercise price per share ($ 23.58) with respect to outstanding awards for 22,429,399 Shares, consisting of (i) 347,880 Shares under the Immunex Corporation Stock Option Plan for Nonemployee Directors, as amended; (ii) 17,171,669 Shares under the Amgen Inc. Amended and Restated 1993 Equity Incentive Plan (formerly known as the Immunex Corporation 1993 Stock Option Plan); and (iii) 4,909,850 Shares under the Amgen Inc. Amended and Restated 1999 Equity Incentive Plan (formerly known as the Immunex Corporation 1999 Stock Option Plan).

(3)	Computed in accordance with Section 6(b) of the Securities Act, by multiplying 0.000092 by the proposed maximum aggregate offering price.
(4)
The preferred share purchase rights, which are attached to the Shares being registered hereunder, will be issued for no additional consideration. Accordingly, no additional registration fee is payable.

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PART I

Item 1.    Plan Information

Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3.    Incorporation of Documents by Reference

The Company hereby incorporates the following documents by reference filed with the Securities and Exchange Commission (the “Commission”):

A.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2001;

B.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

C.	The Company’s Current Reports on Form 8-K filed on March 1, 2002, May 10, 2002, and May 22, 2002; and

D.
Description of the Company’s Common Stock, contractual contingent payment rights and preferred share purchase rights contained in the Registration Statements on Form 8-A filed with the Commission on September 7, 1983 and April 1, 1993, and the Forms 8-K filed with the Commission on February 28, 1997 and December 18, 2000, respectively, including any amendment or report filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

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Item 6.    Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act and the Exchange Act.

The Company has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

5.1*	Opinion of Latham & Watkins as to the legality of the Shares being registered.

5.2	See Item 9, paragraph (d).

10.1*	Amgen Inc. Amended and Restated 1993 Equity Incentive Plan (formerly known as the Immunex Corporation 1993 Stock Option Plan).

10.2*	Amgen Inc. Amended and Restated 1999 Equity Incentive Plan (formerly known as the Immunex Corporation 1999 Stock Option Plan).

10.3*	Amgen Inc. Amended and Restated 1999 Employee Stock Purchase Plan (formerly known as the Immunex Corporation 1999 Employee Stock Purchase Plan).

10.4*	Immunex Corporation Stock Option Plan for Nonemployee Directors, as amended.

10.5*	Amgen Inc. Profit Sharing 401(k) Plan and Trust (formerly known as the Immunex Corporation Profit Sharing 401(k) Plan and Trust), as amended.

23.1*	Consent of Ernst & Young LLP, Independent Auditors.

23.2*	Consent of Ernst & Young LLP, Independent Auditors (Immunex Corporation).

23.3*	Consent of Latham & Watkins (included in exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page to Registration Statement).

*	Filed herewith.

Item 9.    Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  Immunex Corporation has received a favorable determination letter from the Internal Revenue Service (the “IRS”) concerning the qualification of the Amgen Inc. Profit Sharing 401(k) Plan and Trust (formerly known as the Immunex Corporation Profit Sharing 401(k) Plan and Trust) (the “401(k) Plan”) under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. Immuex has subsequently submitted a request for a favorable determination letter from the IRS concerning the 401(k) Plan as amended and restated as of January 1, 2000. Such request is currently pending with the IRS. The Company will submit any future material amendments to the Amgen Inc. Profit Sharing 401(k) Plan and Trust made after such date to the IRS with a request for a favorable determination that the Amgen Inc. Profit Sharing 401(k) Plan and Trust, as so amended, continues to so qualify.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 16th day of July, 2002.

AMGEN INC.

By:	/s/ KEVIN W. SHARER
Kevin W. Sharer Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Amgen Inc., and each of us, do hereby constitute and appoint each and any of Kevin W. Sharer, Richard D. Nanula and Steven M. Odre, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KEVIN W. SHARER Kevin W. Sharer	Chairman, Chief Executive Officer, President and Director	July 16, 2002

/S/ RICHARD D. NANULA Richard D. Nanula	Executive Vice President, Finance, Strategy and Communications, and Chief Financial Officer	July 16 , 2002

/S/ BARRY D. SCHEHR Barry D. Schehr	Vice President, Financial Operations, and Chief Accounting Officer	July 16, 2002

/s/ DAVID BALTIMORE David Baltimore	Director	July 16, 2002

/s/ FRANK J. BIONDI, JR. Frank J. Biondi, Jr.	Director	July 16, 2002

/s/ JERRY D. CHOATE Jerry D. Choate	Director	July 16, 2002

Edward V. Fritzky	Director

/s/ FREDERICK W. GLUCK Frederick W. Gluck	Director	July 16, 2002

/s/ FRANKLIN P. JOHNSON, JR. Franklin P. Johnson, Jr.	Director	July 16, 2002

/s/ STEVEN LAZARUS Steven Lazarus	Director	July 16, 2002

/s/ GILBERT S. OMENN Gilbert S. Omenn	Director	July 16, 2002

/s/ JUDITH C. PELHAM Judith C. Pelham	Director	July 16, 2002

Signature	Title	Date

/s/ J. PAUL REASON J. Paul Reason	Director	July 16, 2002

/s/ DONALD B. RICE Donald B. Rice	Director	July 16, 2002

/s/ PATRICIA C. SUELTZ Patricia C. Sueltz	Director	July 16, 2002

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Amgen Inc. Profit Sharing 401(k) Plan and Trust, as amended, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 16th day of July, 2002.

AMGEN INC. PROFIT SHARING 401(K) PLAN AND TRUST

By:	Amgen Inc.

By:	/s/ RICHARD D. NANULA
Richard D. Nanula Executive Vice President, Finance, Strategy and Communications, and Chief Financial Officer Amgen Inc.

INDEX TO EXHIBITS

SEQUENTIALLY NUMBERED EXHIBIT	DESCRIPTION

5.1*	Opinion of Latham & Watkins as to the legality of the Shares being registered.

5.2	See Item 9, paragraph (d).

10.1*	Amgen Inc. Amended and Restated 1993 Equity Incentive Plan (formerly known as the Immunex Corporation 1993 Stock Option Plan).

10.2*	Amgen Inc. Amended and Restated 1999 Equity Incentive Plan (formerly known as the Immunex Corporation 1999 Stock Option Plan).

10.3*	Amgen Inc. Amended and Restated 1999 Employee Stock Purchase Plan (formerly known as the Immunex Corporation 1999 Employee Stock Purchase Plan).

10.4*	Immunex Corporation Stock Option Plan for Nonemployee Directors, as amended.

10.5*	Amgen Inc. Profit Sharing 401(k) Plan and Trust (formerly known as the Immunex Corporation Profit Sharing 401(k) Plan and Trust).

23.1*	Consent of Ernst & Young LLP, Independent Auditors.

23.2*	Consent of Ernst & Young LLP, Independent Auditors (Immunex Corporation).

23.3*	Consent of Latham & Watkins (included in exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page to Registration Statement).

*	Filed herewith.